                                                                      EXHIBIT 99

FOR:      THE SPORTSMAN'S GUIDE
          411 Farwell Avenue
          South Saint Paul, Minn. 55075                 FOR IMMEDIATE RELEASE
          NASDAQ NMS: SGDE

CONTACT:  612-344-1000
          William P. Bartkowski
          BlueFire Partners
          612-344-1012 (direct)

           THE SPORTSMAN'S GUIDE RELEASES SECOND QUARTER 2004 RESULTS

  Net Earnings Up Over 20% Over Comparable 2003 Quarter; Earnings Per Share at
   High End of Recent Guidance; Internet-related Sales as Percentage of Total
                  Catalog and Internet Sales Hit All-time High

         SOUTH ST. PAUL, MINN. (8/4/04) -- The Sportsman's Guide, Inc. (NASDAQ
NMS: SGDE) today reported the results of operations for the quarter ended
June 30, 2004. Sales for the quarter were $38.9 million compared to the $38.0 million reported for the same period one year ago. The Company reported net earnings of $797,000, or $0.15 per fully diluted share for the quarter, a 23% increase when compared to the $646,000, or $0.12 per fully diluted share, reported for the three months ended June 30, 2003. The increase in net earnings and earnings per share from last year's second quarter was due primarily to higher Internet-related sales. Internet-related sales for the second quarter of 2004 were just over 43% of total catalog and Internet sales, setting an all time record. Internet-related sales as a percentage of total catalog and Internet sales were approximately 36.5% for the second quarter of 2003.

         Gregory R. Binkley, President and Chief Executive Officer of the Company, stated, "Our second quarter showed continued growth in Internet related sales as a percentage of total sales, contributing to higher levels of net income and earnings per share."

         Total catalog circulation for the second quarter was 9.9 million catalogs, compared to 9.2 million during the second quarter of 2003. The Company mailed eight catalog editions, consisting of three main catalogs, three Buyer's Club Advantage(TM) catalogs and two specialty catalogs during the quarter ended June 30, 2004, compared to seven catalog editions for the same quarter in 2003.

         The Sportsman's Guide, Inc. will hold a conference call on Wednesday, August 4, 2004 to discuss the results of the three months ended June 30, 2004. Gregory R. Binkley, President and Chief Executive

                                    - MORE -

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Officer, and Charles B. Lingen, Executive Vice President and Chief Financial
Officer, will be present on the call to provide commentary and take questions. The call will begin at 10:30 a.m., CDT. Participants may access the call by dialing 1-800-209-8032. The call may also be accessed via the Internet at www.SportsmansGuideIR.com.

         The Sportsman's Guide offers value-priced outdoor gear and general merchandise, with a special emphasis on outdoor clothing, equipment and footwear, through direct mail catalogs and two Internet sites. On June 29, 2004 the Company acquired The Golf Warehouse, TGW.com, the Wichita, Kansas-based leading online and catalog retailer of golf equipment, apparel and accessories. The Company's e-commerce websites include www.sportsmansguide.com, www.bargainoutfitters.com and www.TGW.com. Investor information is available on the Company's investor relations website: www.SportsmansGuideIR.com.

THIS RELEASE CONTAINS FORWARD LOOKING STATEMENTS WHICH ARE SUBJECT TO CHANGE BASED ON VARIOUS IMPORTANT FACTORS, INCLUDING BUT NOT LIMITED TO GENERAL ECONOMIC CONDITIONS, A CHANGING MARKET ENVIRONMENT FOR THE COMPANY'S PRODUCTS AND THE MARKET ACCEPTANCE OF THE COMPANY'S CATALOGS, INTERNET SITES AND OFFERINGS.

                         - FINANCIAL HIGHLIGHTS FOLLOW -

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                           THE SPORTSMAN'S GUIDE, INC.
                           CONSOLIDATED BALANCE SHEETS
                                   (Unaudited)
                            (In thousands of dollars)

                                                              June 30,         June 30,       December 31,
                                                               2004             2003             2003
                                                           -------------    -------------    -------------
                                ASSETS
CURRENT ASSETS
     Cash and cash equivalents                             $      16,534    $      11,497    $      32,054
     Accounts receivable - net                                     1,935            1,682            3,034
     Inventory                                                    25,315           23,946           18,874
     Promotional material                                          2,590            1,889            2,565
     Prepaid expenses and other                                    2,416            2,034            1,871
     Deferred income taxes                                         2,900            2,525            3,176
                                                           -------------    -------------    -------------
        Total current assets                                      51,690           43,573           61,574
PROPERTY AND EQUIPMENT, NET                                        1,813            2,440            2,248
                                                           -------------    -------------    -------------
        Total assets                                       $      53,503    $      46,013    $      63,822
                                                           =============    =============    =============

                 LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
     Accounts payable                                      $      15,040    $      13,370    $      18,950
     Accrued expenses and other current liabilities               13,145           10,605           17,877
                                                           -------------    -------------    -------------
        Total current liabilities                                 28,185           23,975           36,827
LONG-TERM LIABILITIES                                                133              218              187
                                                           -------------    -------------    -------------
        Total liabilities                                         28,318           24,193           37,014
SHAREHOLDERS' EQUITY                                              25,185           21,820           26,808
                                                           -------------    -------------    -------------
        Total liabilities and shareholders' equity         $      53,503    $      46,013    $      63,822
                                                           =============    =============    =============

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                           THE SPORTSMAN'S GUIDE, INC.
                       CONSOLIDATED STATEMENTS OF EARNINGS
                                   (Unaudited)

                    For The Three Months And Six Months Ended
                             June 30, 2004 and 2003

                      (In thousands, except per share data)

                                                                      Three months ended June 30,       Six months ended June 30,
                                                                     ------------------------------   -----------------------------
                                                                         2004             2003            2004            2003
                                                                     -------------    -------------   -------------   -------------
Sales                                                                $      38,861    $      38,041   $      83,455   $      81,790
Cost of sales                                                               26,724           26,097          57,190          55,649
                                                                     -------------    -------------   -------------   -------------
     Gross profit                                                           12,137           11,944          26,265          26,141
Selling, general and administrative expenses                                10,929           10,902          23,275          23,632
                                                                     -------------    -------------   -------------   -------------
     Earnings from operations                                                1,208            1,042           2,990           2,509
Miscellaneous income (expense), net                                             38              (33)             80              (4)
                                                                     -------------    -------------   -------------   -------------
     Earnings before income taxes                                            1,246            1,009           3,070           2,505
Income tax expense                                                             449              363           1,106             902
                                                                     -------------    -------------   -------------   -------------
     Net earnings                                                    $         797    $         646   $       1,964   $       1,603
                                                                     =============    =============   =============   =============

Net earnings per share:
     Basic                                                           $         .17    $         .14   $         .42   $         .34
                                                                     =============    =============   =============   =============
     Diluted                                                         $         .15    $         .12   $         .37   $         .31
                                                                     =============    =============   =============   =============

Weighted average common and common equivalent shares outstanding:
     Basic                                                                   4,703            4,748           4,728           4,753
                                                                     =============    =============   =============   =============
     Diluted                                                                 5,279            5,249           5,324           5,184
                                                                     =============    =============   =============   =============


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